      As filed with the Securities and Exchange Commission on November 14, 2003
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         PROGENICS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                        2834                                13-3379479
     (State or other jurisdiction                       (Primary Standard                      (I. R. S. Employer
   of incorporation or organization)          Industrial Classification Code Number)          Identification No. )


                          777 Old Saw Mill River Road
                           Tarrytown, New York 10591
                                 (914) 789-2800
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

               --------------------------------------------------

                         Paul J. Maddon, M.D., Ph.D.
                           Chairman of the Board and
                            Chief Executive Officer
                        Progenics Pharmaceuticals, Inc.
                          777 Old Saw Mill River Road
                           Tarrytown, New York 10591
                                 (914) 789-2800
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

               --------------------------------------------------

                                   Copies to:

  Donald J. Murray, Esq.                Philip K. Yachmetz, Esq.                      Hal J. Leibowitz, Esq.
   Dewey Ballantine LLP            Vice President and General Counsel                   Hale and Dorr LLP
1301 Avenue of the Americas         Progenics Pharmaceuticals, Inc.                      60 State Street
 New York, New York 10019             777 Old Saw Mill River Road                  Boston, Massachusetts 02109
      (212) 259-8000                   Tarrytown, New York 10591                          (617) 526-6000
                                             (914) 789-2800

                                        ---------------------

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective:

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-107010

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

======================================= ================== ====================== ====================== ====================
 Title of Each Class of Securities To     Amount To Be       Maximum Offering       Maximum Aggregate         Amount of
            Be Registered                  Registered         Price Per Share      Offering Price (1)     Registration Fee
--------------------------------------- ------------------ ---------------------- ---------------------- --------------------
Common Stock
 ($0.0013 par value per share)               237,500            $16.25                $3,859,375              $313.00
======================================= ================== ====================== ====================== ====================

(1) Shares of Common Stock with a maximum offering price of $60,472,500 were registered with the Securities and Exchange Commission under File No. 333-107010 and a filing fee of $4,893 was previously paid with respect thereto.
===============================================================================

                                EXPLANATORY NOTE

This registration statement relates to the public offering of common stock of Progenics Pharmaceuticals, Inc. contemplated by a Registration Statement on Form S-3, Securities and Exchange Commission File No. 333-107010 (the "Prior Registration Statement") and is filed solely to increase the number of shares to be offered in the offering by 237,500 shares. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on November 14, 2003.


                                PROGENICS PHARMACEUTICALS, INC.


                                By: /s/Robert A. McKinney
                                   --------------------------------------
                                    Robert A. McKinney
                                    Vice President, Finance & Operations
                                    and Treasurer

        Signature                            Capacity                                               Date

        *                                  Chairman of the Board and Chief Executive Officer        November 14, 2003
----------------------------------          (Principal Executive Officer)
Paul J. Maddon, M.D., Ph.D.


/s/Robert A. McKinney                      Vice President, Finance & Operations and                 November 14, 2003
-------------------------                  Treasurer (Principal Financial and Accounting
Robert A. McKinney                         Officer)

        *                                  Director                                                 November 14, 2003
----------------------------------
Charles A. Baker

        *                                  Director                                                 November 14, 2003
----------------------------------
Kurt W. Briner

        *                                  Director                                                 November 14, 2003
----------------------------------
Mark F. Dalton

        *                                  Director                                                 November 14, 2003
----------------------------------
Stephen P. Goff, Ph.D.

        *                                  Director                                                 November 14, 2003
-----------------------------------
Paul F. Jacobson

        *                                  Director                                                 November 14, 2003
----------------------------------
Ronald J. Prentki

        *                                  Director                                                 November 14, 2003
----------------------------------
David A. Scheinberg, M.D. , Ph.D.

*By:   /s/ Philip K. Yachmetz
       ----------------------------------
       Philip K. Yachmetz, Attorney-in-Fact


                                  EXHIBIT INDEX


    5.1    --   Opinion of Dewey Ballantine LLP.
   23.1    --   Consent of PricewaterhouseCoopers LLP
                (regarding the Registrant).
   23.2    --   Consent of PricewaterhouseCoopers LLP
                (regarding PSMA Development Company LLC).
   23.2    --   Consent of Dewey Ballantine LLP (included in Exhibit 5.1).
   24.1*   --   Power of Attorney.
----------------
* Incorporated by reference from the signature page of the Registrant's Registration Statement on Form S-3 (File No. 333-107010).



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